Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26442) of Phelps Dodge Corporation of our report dated June 18, 2004 relating to the financial statements of the Phelps Dodge Employee Savings Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Phoenix, Arizona
June 24, 2004